Exhibit 99.1

Asterias Biotherapeutics Announces Proposed Public Offering

FREMONT, Calif. May 9, 2016 – Asterias Biotherapeutics, Inc. (NYSE MKT: AST), a biotechnology company with three clinical-stage development programs focused on the emerging field of regenerative medicine, today announced that it intends to offer shares of its common stock and warrants to purchase shares of its common stock in an underwritten public offering. The shares of common stock and warrants to purchase shares of common stock are being offered as units. The shares of common stock and warrants will be immediately separable and issued separately. Asterias intends to grant the underwriters an option to purchase an additional 15% of the securities sold in the offering. All securities in the offering are being offered by Asterias. The offering is subject to market conditions and there can be no assurance as to whether the offering may be completed, or as to the actual size or terms of the offering.  Raymond James & Associates, Inc. will act as the sole book-running manager for the offering.

Asterias intends to use the net proceeds from this offering for general corporate purposes, including for clinical trials, research and development, capital expenditures and working capital.

The securities described above are being offered by the company pursuant to a shelf registration statement on Form S-3, as amended, previously filed with and declared effective by the Securities and Exchange Commission (SEC). A preliminary prospectus supplement related to the offering has been filed with the SEC. Electronic copies of the preliminary prospectus supplement may be obtained from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida, or by telephone at (800) 248-8863, or e-mail at prospectus@raymondjames.com, or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Asterias Biotherapeutics

Asterias Biotherapeutics, Inc. is a leading biotechnology company in the emerging field of regenerative medicine. The company’s proprietary cell therapy programs are based on its immunotherapy and pluripotent stem cell platform technologies. Asterias is presently focused on advancing three clinical-stage programs which have the potential to address areas of very high unmet medical need in the fields of oncology and neurology. AST-VAC1 (antigen-presenting autologous dendritic cells) demonstrated promise in a Phase 2 study in acute myelogenous leukemia (AML) and completed a successful end-of-Phase 2 meeting with the FDA in advance of initiating planning for a single pivotal Phase 3 AML study. AST-VAC2 (antigen-presenting allogeneic dendritic cells) represents a second generation, allogeneic immunotherapy. The company’s research partner, Cancer Research UK, plans to begin a Phase 1/2 clinical trial of AST-VAC2 in non-small cell lung cancer in 2017. AST-OPC1 (oligodendrocyte progenitor cells) is currently in a Phase 1/2a dose escalation clinical trial in spinal cord injury. Additional information about Asterias can be found at www.asteriasbiotherapeutics.com.

FORWARD-LOOKING STATEMENTS

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Asterias, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Asterias, particularly those mentioned in the cautionary statements found in Asterias’ filings with the Securities and Exchange Commission. Asterias disclaims any intent or obligation to update these forward-looking statements.

Contacts
Investor Relations:
InvestorRelations@asteriasbio.com
(510) 456-3892
or
Investor Contact:
EVC Group, Inc.
Michael Polyviou
(646) 445-4800, mpolyviou@evcgroup.com